EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Left Behind Games Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof, I, Troy A. Lyndon, Chief Executive Officer and Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1. Such quarterly report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2. The information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Left Behind Games Inc.

Date: August 19, 2009

BY: /S/ TROY A. LYNDON

TROY A. LYNDON

PRINCIPAL EXECUTIVE OFFICER,

PRINCIPAL ACCOUNTING OFFICER

AND PRINCIPAL FINANCIAL OFFICER

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Left Behind Games Inc. and will be retained by Left Behind Games Inc. and furnished to the Securities and Exchange Commission or its staff upon request.